                                                                                   Exhibit 21

                                 SOUTH JERSEY INDUSTRIES, INC.
                                  SUBSIDIARIES OF REGISTRANT
                                    AS OF DECEMBER 31, 2000


                                        Percentage of
                                        Voting Securities                       State of
                                        Owned by Parent       Relationship      Incorporation
                                        ------------------------------------------------------
South Jersey Industries, Inc.           Registrant            Parent            New Jersey

South Jersey Gas Company  (4)             99.23               (1)               New Jersey

Marina Energy LLC (4)                       100               (1)               New Jersey

South Jersey Energy Company (4)             100               (1)               New Jersey

SJ EnerTrade, Inc. (4)                      100               (2)               New Jersey

Energy & Minerals, Inc.  (4)                100               (1)               New Jersey

R&T Group, Inc.  (4)                        100               (1)               New Jersey

South Jersey Fuel, Inc.  (4)                100               (3)               New Jersey



(1)  Subsidiary of South Jersey Industries, Inc.
(2)  Subsidiary of South Jersey Energy Company
(3)  Subsidiary of Energy & Minerals, Inc.
(4)  Subsidiary included in financial statements
